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                                                                   Exhibit 10.39

                            BAKER HUGHES INCORPORATED
                       NONQUALIFIED STOCK OPTION AGREEMENT



( Name )
        ( Shares )

Grantee
          Shares

Pursuant to action by the Compensation Committee for administration of the Baker Hughes Incorporated ("Company") Long Term Incentive Plan ("Plan"), the above Grantee is hereby granted a nonqualified stock option to purchase the above number of shares of the Company's $1 par value common stock at the exercise price of $_____for each share subject to this option, payable at the time of exercise. Subject to the terms of the Plan regarding exercise, this option will be exercisable during the period beginning one year from the date of grant set forth below and ending seven years from such date of grant, provided that the Grantee remains a member of the Board of Directors of the Company. This option may not be exercised after___________.

Cashless exercise, in accordance with the terms of the Plan, shall be available to Grantee for the shares subject to this option.

To the extent the exercise of this option results in taxable income to Grantee, the Company is authorized to withhold from any remuneration payable to Grantee any tax required to be withheld by reason of such taxable income.

This option is granted under the Plan and is subject to all of the provisions of Plan. This option is not transferable by the Grantee otherwise than by will or by the laws of descent and distribution, and is exercisable during the Grantee's lifetime only by the Grantee.

Date of Grant:
              ----------------------


                                          BAKER HUGHES INCORPORATED



                                          By
                                             -----------------------------------
                                             NAME:
                                             TITLE: